UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

QUEST SOLUTION, INC.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

860 Conger Street, Eugene, OR 97402

(Address of Principal Executive Offices) (Zip Code)

(714) 899-4800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Quest Solution, Inc. (the “Company”) held its annual meeting of stockholders on Wednesday, June 8, 2016. At the annual meeting, the Company’s stockholders voted on five proposals. A brief description of and tabulation of votes for each proposal are set forth below.

Proposal 1. The Company’s stockholders elected the following five directors to serve until the next annual meeting to be held in 2017 or until their successors have been duly elected and qualified. There were 10,617,313 broker non-votes with respect to the proposal.

Nominee	For	Withheld
Gilles Gaudreault	15,015,909	86,701
William Austin Lewis, IV	15,084,409	18,201
Ian R. McNeil	15,064,409	38,201
Thomas O. Miller	15,064,409	38,201
Robert F. Shepard	15,064,409	38,201

Proposal 2. The Company’s stockholders ratified the appointment of RBSM, LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2016. There were no broker non-votes with respect to the proposal.

For	Against	Abstain
25,698,379	545,243	368,722

Proposal 3. The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation of our named executive officers. There were 10,617,313 broker non-votes with respect to the proposal.

For	Against	Abstain
14,492,822	551,794	57,994

Proposal 4. The Company’s stockholders voted, on an advisory (non-binding) basis, to hold the advisory stockholder vote on the compensation of our named executive officers every year. There were 10,617,313 broker non-votes with respect to the proposal.

1 Year	2 Years	3 Years	Abstain
14,455,272	128,101	515,735	3,502

Proposal 5. The Company’s stockholders approved the Company’s 2016 Employee Stock Purchase Plan. There were 10,617,313 broker non-votes with respect to the proposal.

For	Against	Abstain
15,054,564	26,502	21,544

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2016

QUEST SOLUTION, INC.

By:	/s/ Gilles Gaudreault
Gilles Gaudreault
Chief Executive Officer

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